UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

August 28, 2018
Date of Report (Date of Earliest Event Reported)
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Harte Hanks, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	1-7120	74-1677284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9601 McAllister Freeway, Suite 610 San Antonio, Texas 78216 (210) 829-9000
(Address of principal executive offices and Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
[   ] Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 28, 2018, the Board of Directors of Harte Hanks, Inc. (the “Company”) announced that Karen Puckett has stepped down as President and Chief Executive Officer, as well as resigned from her membership on the Company’s Board of Directors (the “Board”) and any officer and director positions with the Company’s subsidiaries, effective immediately. The Company and Ms. Puckett have entered into a separation agreement memorializing the terms of her transition and separation of employment (the “Separation Agreement”). The Separation Agreement provides that Ms. Puckett will receive (i) $485,000, payable over 12 months, (ii) reimbursement for the employer portion of continuation coverage premiums under the Consolidated Omnibus Budget Reconciliation Act until the earlier of the 18-month anniversary of her separation date and the date that she becomes eligible for welfare benefit coverage with a new employer or service recipient, and (iii) up to $10,000 in attorneys’ fees incurred in connection with the Separation Agreement. The Separation Agreement also contains a limited mutual release and ratifies the mutual-non-disparagement obligations, confidentiality and non-solicitation covenants in Ms. Puckett’s employment agreement with the Company, dated September 13, 2015 (the “Employment Agreement”). In connection with the Separation Agreement, the term of the non-competition provision in the Employment Agreement was reduced to 6 months.
In order to ensure continuity and strategic direction going forward, the Company has created a temporary office of the CEO (the “Office of the CEO”) to serve as a leadership group and share the duties of the CEO until a new leader is appointed. Those appointed to the Office of the CEO include Company executives Jon Biro, Chief Financial Officer and Executive Vice President, who will also serve as the Company's principal executive officer during this transition period, and Andrew Harrison, Executive Vice President of Contact Centers & CHRO, as well as Board members Jack Griffin and Martin Reidy. In connection with their service in the Office of the CEO, Messrs. Griffin and Reidy will receive a $25,000 monthly retainer and grants of $100,000 in restricted stock units, half of which are time-based and the remainder of which are performance-based.
The Company said it is conducting a search to identify a world-class CEO to guide it through the next phase of growth.
The information specified in Item 5.02(c)(2) with respect to Mr. Biro, Mr. Harrison, Mr. Griffin and Mr. Reidy is included in the Company’s proxy statement, filed on July 13, 2018, and is incorporated by reference herein.
On August 28, 2018, the Company issued a press release in connection with the announcement of Ms. Puckett’s separation. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No	Description
99.1	Press Release of Harte Hanks, Inc. dated August 28, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HARTE HANKS, INC.
Date: August 28, 2018    By: /s/ Jon C. Biro
Name: Jon C. Biro

Title:	Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Harte Hanks, Inc. dated August 28, 2018.